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Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

        We consent to the incorporation in this Registration Statement on Form S-1 (Amendment No. 3) of our report dated April 17, 2006, relating to the financial statements of Osiris Therapeutics, Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ STEGMAN & COMPANY

Baltimore, Maryland
July 31, 2006

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Consent of Independent Registered Public Accounting Firm